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                                                                   Exhibit 23.4

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-4 of Geac Computer Corporation Limited of our report dated June 14, 2002 relating to the consolidated financial statements of Geac Computer Corporation Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Chartered Accountants

Toronto, Canada
February 6, 2003